EXHIBIT 10.1

DEBT EXCHANGE AGREEMENT

DEBT EXCHANGE AGREEMENT

                       THIS DEBT EXCHANGE AGREEMENT (this “Agreement”) is made and entered into as of this 13th day of August, 2010, by and between ADVANCED FIBERGLASS TECHNOLOGIES, INC., a Wisconsin corporation (“Maker”), ENERGY COMPOSITES CORPORATION, a Nevada corporation (the “Company”), and M & W FIBERGLASS, LLC, a Wisconsin limited liability company (“Payee”).

RECITALS

WHEREAS, the Maker and Payee have entered into that certain Unsecured Promissory Note dated as of December 31, 2008 relating to indebtedness of Maker to Payee in the principal amount of $1,045,328.35 (the “Note”);

WHEREAS, the outstanding principal due on the Note as of the date hereof is $970,770.07 and the accrued and unpaid interest on the outstanding principal to but excluding the date hereof is $5,455.23 (the aggregate of such principal and interest being referred to herein as the “Indebtedness”); and

                       WHEREAS, the Payee, Maker and the Company desire to exchange the Note for shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) at a conversion rate of one (1) share of Common Stock for each $2.50 increment of Indebtedness, all upon the terms and subject to the conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, Maker and Payee agree as follows:

ARTICLE I

DEBT EXCHANGE

1.1           Debt Exchange.  The Payee shall deliver the Note to the Maker for cancellation and retirement in full of the Indebtedness and, in exchange, receive from the Company 390,490 shares of Common Stock (the “Exchange”).

1.2           Restricted Securities.  Payee understands that the shares of Common Stock to be received in the Exchange are characterized as “restricted securities” under the federal securities laws inasmuch as they will be acquired in a transaction not involving a public offering, and that under such laws and applicable regulations such securities may be resold without registration under the federal securities laws only in certain limited circumstances.  Payee acknowledges that the Common Stock issuable hereunder has not been registered under the Securities Act of 1933 (the “Act”) on the grounds that offer and sale hereof and thereof are exempt from registration by reason of Section 4(2) of the Act, Regulation D thereunder and have not been registered under any state laws, based in part upon Payee’s representations in this Agreement.  The certificates for the shares of Common Stock shall be subject to a legend or legends restricting transfer under the federal securities laws and referring to restrictions on transfer herein, such legend to be substantially as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS, BUT HAVE BEEN ACQUIRED BY THE REGISTERED HOLDER HEREOF FOR PURPOSES OF INVESTMENT AND IN RELIANCE ON STATUTORY EXEMPTIONS UNDER THE ACT, AND UNDER ANY APPLICABLE STATE SECURITIES LAWS.  THESE SECURITIES MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER THE PROVISIONS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT.

ARTICLE II

REPRESENTATIONS OF PAYEE

2.1           Accredited Investor.  Payee represents, warrants and covenants to Maker and the Company that Payee is an “accredited investor,” as defined under Rule 501 of the Act, and that Payee is acquiring the Common Stock for the Payee’s own account, not on behalf of others, and not with a view towards resale or distribution.  Payee will not sell or otherwise distribute the Common Stock issuable hereunder without registration or an exemption from registration under the Act and the applicable securities laws of any state, as evidenced by an opinion of the Company’s counsel to such effect.  Payee is a sophisticated investor with knowledge and experience in financial and business matters that render it capable of evaluating and understanding this investment and its risks and, in making this investment, Payee has relied on its own independent investigation of the Company and has not relied upon any offering materials or oral representations whatsoever.

2.2           No Hypothecation.  Payee represents, warrants and covenants to Maker and the Company that it has not sold, assigned, pledged, hypothecated, donated or otherwise transferred the Note or any interest therein to any third party.

ARTICLE III

MISCELLANEOUS

3.1           Changes.  This Agreement may be modified, amended or waived only pursuant to a written instrument signed by Payee, the Maker and the Company.

3.2           Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

3.3           Governing Law; Jurisdiction; Waiver of Jury Trial.  This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin without regard to principles of conflicts of law.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR OTHER PROCEEDING INSTITUTED BY OR AGAINST SUCH PARTY IN RESPECT OF ITS OBLIGATIONS HEREUNDER OR THE TRANSACTIONS CONTEMPLATED HEREBY.

3.4           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party.

3.5           Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto with respect to the Exchange and supersedes any prior understandings or agreements with respect thereto.

3.6           Further Actions.  Upon the terms and subject to the conditions hereof, each of the parties hereto shall execute and deliver such other documents and instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Debt Exchange Agreement as of the date first written above.

M W FIBERGLASS, LLC	ADVANCED FIBERGLASS TECHNOLOGIES, INC.

By: /s/ Jamie Mancl	By: /s/ Jeffrey S. Keuntjes
Name: Jamie Mancl	Name: Jeffrey S. Keuntjes
Title: Member	Title: V.P. Finance

ENERGY COMPOSITES CORPORATION

By: /s/ Jeffrey S. Keuntjes
Name: Jeffrey S. Keuntjes
Title: V.P. Finance